UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2010

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Entering into a Material Definitive Agreement
     On November 19, 2010, Activant Solutions Inc. (the “Company”), Activant Group Inc. (f/k/a Lone Star Holding Corp.), various lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent, entered into a Second Amendment (the “Amendment”) to the Company’s senior secured credit agreement, dated May 2, 2006 (as amended, the “Senior Secured Credit Agreement”). The Amendment, among other things, extends the maturity date for the repayment of a portion of the term loans outstanding thereunder, extends the date of maturity of the commitments in respect of a portion of the Company’s revolving credit facility and provides for additional flexibility in the financial covenant levels. As a result of the Amendment, $275.0 million (the “extended term loans”) of the existing term loans have been extended to mature on February 2, 2016 and $25.5 million (the “extended revolving commitments”) of the existing revolving credit commitments have been extended to mature on May 2, 2013. The existing term loans and the existing revolving credit commitments were formerly set to mature on May 2, 2013 and May 2, 2011, respectively. The term loans that are not extended term loans (the “non-extended term loans”) and the revolving credit commitments that are not extended revolving commitments (the “non-extended revolving commitments”) will have the same maturity dates and pricing as in effect prior to the Amendment. Further, as a result of the Amendment, the maximum leverage ratio will step down only to 4.25x from and including December 31, 2010 to and including September 30, 2011. It will step down to 4.00x from and including December 31, 2011 through 2012 and will further step down to 3.75x thereafter through the end of the extension term of February 2, 2016. Prior to the Amendment, the maximum leverage ratio was formerly set to step down to 3.75x from and including December 31, 2010.
     After giving effect to the Amendment, the aggregate principal amount outstanding under our Senior Secured Credit Agreement has not increased, however, the pricing has been increased by 200-250 basis points for the extended term loans and by 250 basis points for the extended revolving commitments. The extended term loans amortize quarterly at 0.25% per quarter with the final balance of the non-extended term loans, $108.5 million, payable on May 2, 2013 and the final balance of the extended term loans, $260.6 million, payable on February 2, 2016. Principal amounts outstanding under the non-extended revolving commitments are due and payable in full on May 2, 2011 and amounts outstanding under the extended revolving commitments are due and payable in full on May 2, 2013.
     A copy of the Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
By:	/S/ TIMOTHY F. TAICH
	Name:	Timothy F. Taich
	Title:	Vice President and General Counsel

Date: November 22, 2010